Exhibit 16
Perry-Smith LLP
400 Capital Mall, Suite 1200
Sacramento, CA 94814
www. perry-smith.com
(915) 441-1100

November 4, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8K of Altair Nanotechnologies Inc. dated November 2, 2011 and filed November 4, 2011 and are in agreement with those statements.

Very truly yours,

/s/ Perry-Smith, LLP

Cc:	Audit Committee Altair Nanotechnologies Inc. Reno, Nevada